Exhibit 5.2

April 26, 2010

Gibson Energy Holding ULC

Gibson Energy ULC

GEP Midstream Finance Corp.

Moose Jaw Refinery ULC

Canwest Propane ULC

MP Energy ULC

GEP ULC

Gibson GCC Inc.

Moose Jaw Refinery Partnership

Canwest Propane Partnership

MP Energy Partnership

Gibson Energy Partnership

Chief Hauling Contractors ULC

Link Petroleum Services Ltd.

Link Petroleum, Inc.

Gibson Energy (U.S.) Inc.

Battle River Terminal GP Inc.

Battle River Terminal Limited Partnership

Bridge Creek Trucking Ltd.

Johnstone Tank Trucking Ltd.

AARCAM Propane & Construction Heat Ltd.

Gibson (U.S.) Acquisitionco Corp.

Dear Sirs/Mesdames:

Re:          Gibson Energy ULC (the “Company”) and GEP Midstream Finance Corp. (the “Co-issuer”) exchange offer respecting US $560,000,000 aggregate principal amount 11.75% First Lien Secured Notes due May 27, 2014 (the “Senior Secured Notes”) and US $200,000,000 aggregate principal amount 10% Senior Notes due January 15, 2018 (the “Senior Notes”).

Introduction

We have acted as Alberta counsel to the Company, the Co-issuer, Gibson Energy Holding ULC (the “Parent”), and to Moose Jaw Refinery ULC (“MJR ULC”), Canwest Propane ULC (“CW ULC”), MP Energy ULC (“MP ULC”), GEP ULC, Gibson GCC Inc. (“Gibson GCC”), Moose Jaw Refinery Partnership (“MJR Partnership”), Canwest Propane Partnership (“CW Partnership”), MP Energy Partnership (“MP Partnership”), Gibson Energy Partnership (“GE Partnership”), Chief Hauling Contractors ULC (“Chief”), Link Petroleum Services Ltd., Link Petroleum, Inc., Gibson Energy (U.S.) Inc., Battle River LP Inc. (“BRGP”), Battle River Terminal LP (“BR Partnership”), Bridge Creek Trucking Ltd., Johnstone Tank Trucking Ltd., AARCAM Propane & Construction Heat Ltd. and Gibson (U.S.) Acquisitionco Corp. (each a “Guarantor”, and collectively the “Guarantors”) in connection with the offering and issue by the Company and the Co-issuer, pursuant to registration rights agreements dated May 27, 2009 in respect of the Senior Secured Notes (the “2009 Registration Rights Agreement”) and dated January 19, 2010 in respect of the Senior Notes (the “2010 Registration Rights Agreement” and together with the 2009 Registration Rights Agreement the “Registration Rights Agreements”), each of the Registration Rights Agreements being made by and among the Company, the Co-issuer and the Guarantors and the Initial Purchasers (as such term is defined in the Registration Rights Agreement), of Registerable Notes (as such term is defined in the applicable Registration Rights Agreements and collectively, the Senior Secured Notes and the Senior Notes are the Registerable Notes) in exchange for Exchange Notes (as such term is defined in the Registration Rights Agreements).

Unless otherwise specifically stated herein, all capitalized terms used herein which are defined in the Registration Rights Agreements have the respective meanings ascribed to them in the Registration Rights Agreements.

Scope of Review

As Alberta counsel for the Company, the Co-issuer and the Guarantors, we have reviewed, among other things:

1.             the Registration Rights Agreements;

2.             the registration statement of the Company, the Co-issuer and the Guarantors named therein on Form F-4 dated February 12, 2010, as filed with the United States Securities and Exchange Commission, in respect of the registration of the Registerable Notes and the Exchange Offer (as such term is defined in the Registration Rights Agreement)  under the United States Securities Act of 1933, as amended (the “Registration Statement”);

3.             the Registerable Notes;

4.             the indenture in respect of the Senior Secured Notes made as of May 27, 2009 and first supplemented as of January 11, 2010, supplemented a second time as of February 12, 2010 and supplemented a third time as of April 26, 2010 among the Company, the Co-issuer, the Guarantors, the Bank of New York Mellon, as trustee and BNY Trust Company of Canada, as collateral agent (the “2009 Indenture”);

5.             the indenture in respect of the Senior Notes made as of January 19, 2010 and first supplemented as of April 26, 2010 among the Company, the Co-issuer, the Guarantors and the Bank of New York Mellon, as trustee (the “2010 Indenture”);

6.             a guarantee dated May 27, 2009 granted by inter alia the Subsidiary Guarantors to and in favour of the Trustee and the other Creditors (as such terms are defined therein);

7.             a guarantee dated May 27, 2009 granted by the Borrower and Co-issuer to and in favour of the Trustee and the other Creditors (as such terms are defined therein);

8.             a guarantee dated May 27, 2009 granted by the Parent to and in favour of the Trustee and the other Creditors (as such terms are defined therein);

9.             a guarantee dated January 19, 2010 granted by inter alia the Subsidiary Guarantors to and in favour of the Trustee and the other Creditors (as defined therein);

10.           a guarantee dated January 19, 2010 granted by the Borrower and Co-issuer to and in favour of the Trustee and the other Creditors (as defined therein);

11.           a guarantee dated January 19, 2010 granted by the Parent to and in favour of the Trustee and the other Creditors (as defined therein); and

12.           Subsidiary Guarantee Joinder Agreement dated February 9, 2010 in respect of AARCAM Propane & Construction Heat Ltd. becoming a Guarantor between AARCAM Propane & Construction Heat Ltd. and the Trustee (as defined therein).

The documents set forth in paragraphs 6 through 12 are referred to collectively as the “Guarantees”.  The Registration Rights Agreements, the Registration Statement, Exchange Notes, the 2009 Indenture, the 2010 Indenture and the Guarantees are collectively referred to herein as the “Transaction Documents” and individually as a “Transaction Document”.

In addition, in connection with the opinions hereinafter expressed, we have considered such question of law and we have examined such statutes and regulations, corporate records, certificates and other documents as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth.

In this opinion letter, the Company, the Co-issuer, the Parent, MJR ULC, CW ULC, MP ULC, GEP ULC, Gibson GCC, Chief, AARCAM Propane & Construction Heat Ltd. and BRGP are referred to collectively as the “Corporate Transaction Parties” and individually as a “Corporate Transaction Party”; MJR Partnership, CW Partnership, MP Partnership, GE Partnership and BR Partnership are referred to collectively as the “Partnership Transaction Parties” and individually as a “Partnership Transaction Party”.

We have also examined for the purposes of this opinion letter the following, and we have relied on the same as to various matters of fact expressed therein for purposes of the opinions expressed below:

1.             Certificates of Status dated April 26, 2010, in respect of each of the Corporate Transaction Parties issued pursuant to the Business Corporations Act (Alberta) (the “Certificates of Status”);

2.             Trade Name / Partnership searches dated April 26, 2010, in respect of each of the Partnership Transaction Parties as partnerships in Alberta issued under the authority of the Registrar of Corporations for Alberta;

3.             a Certificate of the Parent and the Co-issuer, dated May 27, 2009 containing, among other things, a certified copy of the articles and by-laws of the Parent and the Co-issuer and a certified copy of a resolution of the directors of the Parent and the Co-issuer, relating to the Transaction Documents to which it is a party;

4.             a Certificate of the Parent and the Co-issuer, dated January 19, 2010 containing, among other things, a certified copy of the articles and by-laws of the Parent and the Co-issuer and a certified copy of a resolution of the directors of the Parent and the Co-issuer, relating to the Transaction Documents to which it is a party;

5.             a Certificate of the Corporate Transaction Parties (other than the Parent and the Co-issuer) and the Partnership Transaction Parties dated May 27, 2009 containing, among other things, a certified copy of the articles and by-laws of each such Corporate Transaction Party, a certified copy of each of the MJR Partnership partnership agreement, the CW Partnership partnership agreement, the MP Partnership partnership agreement, the GE Partnership partnership agreement and the BR Partnership agreement (collectively, the “Partnership Agreements”), a certified copy of the certificate of limited partnership for the BR Partnership and a certified copy of a resolution of the directors of each such Corporate Transaction Party, the Company, as the managing partner of each Partnership Transaction Party (other than BR Partnership) and BRGP, as the general partner of the BR Partnership, and an extraordinary resolution of the partners of each Partnership Transaction Party (other than BR Partnership), in each case relating to the Transaction Documents to which it is a party; and

6.             a Certificate of the Corporate Transaction Parties (other than the Parent and the Co-issuer) and the Partnership Transaction Parties dated January 19, 2010 containing, among other things, a certified copy of the articles and by-laws of each such Corporate Transaction Party, a certified copy of each of the Partnership Agreements, a certified copy of the certificate of limited partnership for the BR Partnership and a certified copy of a resolution of the directors of each such Corporate Transaction Party, the Company, as the managing partner of each Partnership Transaction Party (other than BR Partnership) and BRGP, as the general partner of the BR Partnership, and an extraordinary resolution of the partners of each Partnership Transaction Party (other than BR Partnership), in each case relating to the Transaction Documents to which it is a party.

7.             a Certificate of AARCAM Propane & Construction Heat Ltd., date February 9, 2010 containing, among other things, a certified copy of the articles and by-laws of AARCAM Propane & Construction Heat Ltd. and a certified copy of a resolution of the directors of AARCAM Propane & Construction Heat Ltd., relating to the Transaction Documents to which it is a party.

We have also made such investigations, examined such certificates of public authorities, corporate and partnership records and other documents certified or otherwise identified to our satisfaction, and considered such questions of law as we have considered necessary to provide the opinions expressed herein.

In rendering the opinions expressed in paragraphs 1 and 2 below under “Opinions” we have relied solely on the Certificates of Status and the other constating documents of such Corporate Transaction Party.

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)           the genuineness of all signatures, except those of signatories for the Transaction Parties, on all documents submitted to us as originals and on the originals of all documents submitted to us as copies;

(b)           the authenticity of all documents submitted to us as originals and the originals of all documents submitted to us as copies;

(c)           the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, PDF or photostatic copies of original documents;

(d)           the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches;

(e)           the veracity and completeness of all information contained in all documents submitted to us;

(f)            the identity and legal capacity at all relevant times of any natural person;

(g)           all documents submitted to us have been executed in the form reviewed by us and have not been rescinded, amended, supplemented or otherwise modified since the date thereof by written or oral agreement or by conduct of the parties thereto, or otherwise;

(h)           no “distribution” or “trade” (as such term is defined in the Securities Act (Alberta)) shall occur in the Province of Alberta as a result of the Exchange Offer and the issuance of the Registerable Notes;

(i)            all certificates, letters or lists issued by governmental authorities or agencies referred to herein remain accurate as of the date hereof; and

(j)            there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed here.

Applicable Law

We are solicitors qualified to carry on the practice of law in Alberta and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of Alberta and the federal laws of Canada applicable in Alberta (collectively, “Alberta Law”) in effect at the date hereof.

Opinions

Based upon and subject to the foregoing and subject to the assumptions and qualifications hereinafter set forth, we are of the opinion that:

1.             Each of the Co-issuer, Gibson GCC, BRGP and AARCAM is a valid and subsisting corporation under the laws of Alberta.

2.             Each of the Company, the Parent, MJR ULC, CW ULC, MP ULC, GEP ULC and Chief is a valid and subsisting unlimited liability corporation under the laws of Alberta.

3.             Each Partnership Transaction Party (other than BR Partnership) is a general partnership existing under the laws of Alberta.

4.             BR Partnership is a limited partnership existing under the laws of Alberta.

5.             Each Corporate Transaction Party has the corporate power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

6.             Each of the Transaction Documents to which a Corporate Transaction Party is a party has been duly authorized and, to the extent the execution and, to the extent governed by Alberta Law, delivery thereof, executed and delivered by each such Corporate Transaction Party.

7.             The execution and, to the extent governed by Alberta Law, delivery by the Company, as managing partner of each Partnership Transaction Party (other than BR Partnership), and by BRGP, as general partner of BR Partnership, of each of the Transaction Documents to which such Partnership Transaction Party is a party and the performance by such Partnership Transaction Party of the Partnership Transaction Party’s obligations thereunder have been duly authorized by all necessary action in accordance with such Partnership Transaction Party’s Partnership Agreement and all necessary corporate action on the part of the Company or BRGP, as applicable.

8.             Each Transaction Document to which a Partnership Transaction Party (other than BR Partnership) is a party has been duly executed and, to the extent governed by Alberta Law,  delivered by the Company, as managing partner of such Partnership Transaction Party.  Each Transaction Document to which BR Partnership is a party has been duly executed and, to the extent governed by Alberta Law, delivered by BRGP, as general partner of BR Partnership.

Qualifications

The opinions expressed herein are subject to the following qualifications:  (i) no opinion is expressed with reference to compliance with the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (Alberta) or any privacy laws of any other jurisdiction; and (ii) to the extent that any of the certificates, lists, internet sites or other documents we have relied upon are based on any assumptions or made subject to any limitations, qualifications or exceptions, our opinion given in reliance thereon is based on the same assumptions and is subject to the same limitations, qualifications or exceptions.

We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Registerable Notes and the Guarantees and to the reference to us under the heading “Legal Matters” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours truly,

/s/ Bennett Jones LLP